Exhibit 10.21

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“Amendment”) made as of the 13th day of November, 2015, by PREMIER ARHAUS LLC, an Ohio limited liability company (“Landlord”) and ARHAUS, LLC, a Delaware limited liability company (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into a certain Lease dated September 19, 2014 (“Original Lease”) for the lease of certain real property and improvements commonly located in Boston Heights, Ohio, and more fully described on Exhibit A attached to the Original Lease and incorporated herein by reference; and

WHEREAS, the parties desire to amend the terms and conditions of the Original Lease in certain respects;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, the parties hereto hereby agree as follows:

1. All capitalized terms used herein shall have the same definitions as those set forth in the Original Lease, unless otherwise specifically defined herein.

2. Section 1.02.H. of the Original Lease is hereby amended to provide as follows: “Rent Commencement Date: March 1, 2016; provided, however, that the Rent Commencement Date shall be extended on a day for day basis to the extent that the Completion Date for the Warehouse portion of the Building does not occur on or before December 31, 2015, for any reason except for a Tenant Delay.”

3. Section 2.02.A. of the Original Lease is hereby amended to provide as follows: “Project Schedule; Completion Dates. Landlord and Tenant agree that a preliminary project schedule is attached hereto as an Exhibit B (the “Project Schedule”). The Project Schedule shall only be modified or changed by a writing executed by Landlord and Tenant, or as otherwise required or permitted by the terms of this Lease. Subject to Landlord Excusable Delays, Landlord shall cause the Completion Date with respect to the Warehouse space to occur no later than December 31, 2015. If for any reason the Completion Date shall not occur by December 31, 2016 (the “Outside Completion Date”), this Lease shall automatically be null and void, and neither party shall have any claim against the other in damages or otherwise, provided, however, should the failure of the Completion Date to occur on or before the Outside Completion Date be due to Tenant Delay, then the Outside Completion Date shall be extended for one day for each day of Tenant Delay; provided that the Tax Exemption pursuant to the Community Reinvestment Area Agreement with the Village of Boston Heights, Ohio remains in effect.”

4. Pursuant to Section 2.02.D., Landlord and Tenant agree that Tenant elected to exercise the Office Expansion Option and, as a result, the Minimum Annual Base Rent shall be increased by the amount of the Office Expansion Rent Increase for the remainder of the initial Lease Term. As result, Section 1.02.B. shall be modified as follows:

Minimum Annual Base Rent:

Period	Annual Total
Lease Years 1-5	$4,154,323
Lease Years 6-10	$4,648,680
Lease Years 11-15	$5,200,167
Lease Years 16-17	$5,824,113
Lease Years 18-20	$5,824,113
Lease Years 21-25	$6,523,005
Lease Years 26-27	$7,305,765

5. Notwithstanding Section 4 of this Amendment, with respect to the rent payable during Lease Year 1, the Rent Commencement Date: (i) with respect to the Warehouse space, remains March 1, 2016, and shall be paid in monthly installments of $220,893.75. and (ii) with respect to the Office and Expansion Space, rent shall not commence until the date which is sixty (60) days after the Completion Date with respect to such space, currently estimated to be between May 1, 2016 and May 31, 2016, and shall be paid in monthly installments of $125,293.75.

6. Except as specifically amended by the terms hereof, the terms and conditions of the Original Lease shall continue in full force and effect and are ratified hereby.

IN WITNESS WHEREOF, the parties hereto have executed this First amendment to Lease under seal as of the date first above written.

PREMIER ARHAUS LLC, an Ohio limited liability company

By:	Premier Boston Hts., LLC, an Ohio limited liability company, Manager

	By:	Premier Boston Hts. Management, LLC, an Ohio limited liability company, Manager

		By:	/s/ Spencer N. Pisczak
		Name:	Spencer N. Pisczak
		Title:	Manager

ARHAUS, LLC

By:	/s/ Greg Teed
Name and Title: Greg Teed CFO

STATE OF OHIO	:
	:	SS.
COUNTY OF CUYAHOGA	:

BEFORE ME, a Notary Public, personally appeared Spencer N. Pisczak, who is the Manager of Premier Boston HTS Management LLC, who acknowledged that he executed this Amendment on behalf of such corporation and that the same is his free act and deed and the free act and deed of such corporation.

IN WITNESS WHEREOF, the undersigned has set my hand and seal as of the 2nd day of December, 2015.

/s/ Holly M. Tufts
Notary Public

STATE OF OHIO	:
	:	SS.
COUNTY OF CUYAHOGA	:

BEFORE ME, a Notary Public, personally appeared Greg Teed, who is the CFO of Arhaus, LLC, who acknowledged that he executed this Amendment on behalf of such corporation and that the same is his free act and deed and the free act and deed of such corporation.

IN WITNESS WHEREOF, the undersigned has set my hand and seal as of the 2nd day of December, 2015.

/s/ Holly M. Tufts
Notary Public